MUTUAL AGREEMENT AND GENERAL RELEASE AND WAIVER

This Mutual Agreement and General Release and Waiver (“Agreement) is entered into as of this 7th day of October, 2010 between Everest Global Services, Inc. and its parents, direct and indirect subsidiaries and affiliates (collectively, the “Company”) and Ralph E. Jones III (the “Executive”).

The Executive and the Company agree as follows:

1.           By mutual agreement, the employment relationship between the Executive and the Company shall terminate in accordance with the Executive’s decision to resign his position as President and Chief Operating Officer of Everest Re Group, Ltd., and any employment with the Company, effective October 7, 2010 (the “Resignation Date”).

2.           Effective as of October 7, 2010, the Executive hereby resigns all officer positions with the Company, any Group Company (as defined below) and any Affiliates (as defined below) as well as his membership on all Boards of Directors and Committees of the Company, any Group Company and any Affiliates.

3.           In consideration for the covenants of the Executive and release of claims by the Executive contained herein and in full payment of all obligations of any nature or kind whatsoever owed or owing to the Executive by the Company, a Group Company or any of its Affiliates, the Company shall pay to the Executive as follows:

(a)
on or before October 31, 2010, the Company shall make a lump sum cash payment to the Executive in the amount of One Million, One Hundred Thousand Dollars ($1,100,000) (less applicable federal and state taxes);

(b)
on or before March 31, 2011, the Company shall make the second lump sum cash payment to the Executive in the amount of One Million, One Hundred Thousand Dollars ($1,100,000) (less applicable federal and state taxes);

(c)
on or before October 31, 2011, the Company shall make the third lump sum cash payment to the Executive in the amount of One Million, One Hundred Thousand Dollars ($1,100,000) (less applicable federal and state taxes);

(d)
the Company shall pay the full employer subsidy portion of the monthly premiums for Executive’s family health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the twelve (12) month period commencing November 1, 2010 and expiring October 31, 2011;

(e)	Executive has no duty to mitigate and the Company has no right of offset for any income that Executive may earn after the Resignation Date.

4.           The Executive acknowledges and agrees that he is not entitled to any salary, bonuses, long-term or short-term incentive compensation or other compensation, payments, rights or benefits of any kind in respect of: (a) his employment with the Company and/or other positions with any Group Company or Affiliates; (b) the termination of such employment and/or other positions; or (c) under any of the compensation or benefit plans of the Company or any Group Company or Affiliates, except as provided by this Agreement.

The foregoing provision shall not affect Executive’s right to his vested benefits, if any, as of the Resignation Date in all applicable Company sponsored savings and retirement plans in which Executive participated during his employment including the Everest Reinsurance Savings Plan, the Everest Reinsurance Supplemental Plan, the Everest Reinsurance Retirement Plan, and the Everest Reinsurance Supplemental Retirement Plan.

5.           In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive’s heirs, executors, administrators, representatives, agents and assigns (the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company and each Group Company and its and their members, shareholders, parents, Affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, a Group Company or any Affiliates, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans (collectively, the “Releasees”), from all claims, actions, causes of action, rights, judgments, obligations, damages, charges, accountings, demands or liabilities of whatever kind or character, in law or equity, whether known or unknown (collectively, the “Claims”) which may have existed or which may now exist from the beginning of time to the date of this Agreement.  This release of Claims includes, but is not limited to, all Claims arising out of or relating to Executive’s employment with the Company and the termination of that employment.  Executive understands that by signing this Agreement, Releasors are waiving, releasing and forever giving up the right to sue the Releasees for all claims, including but not limited to Claims under:

•	the Age Discrimination in Employment Act (ADEA)
•	Title VII of the Civil Rights Act of 1964 (Title VII)
•	the Americans with Disabilities Act (ADA)
•	the Rehabilitation Act of 1973
•	the Employee Retirement Income Security Act (ERISA)
•	the federal Family and Medical Leave Act (FMLA)
•	the Sarbanes-Oxley Act
•	the National Labor Relations Act and Labor Management Relations Act, and all other federal and state “labor” laws
•	the Worker Adjustment and Retraining Notification Act
•	the Fair Labor Standards Act (FLSA) and all other federal and state wage and hour laws, including but not limited to the New Jersey Wage Payment Law and the New Jersey Wage & Hour Law
•	the Occupational Safety and Health Act (OSHA) and all state OSHA laws

•	all state and local laws, statutes, rules, regulations, and ordinances prohibiting discrimination and retaliation in employment, including but not limited to the New Jersey Law Against Discrimination
•	all state and local laws, statutes, rules, regulations, and ordinances relating to whistleblowing, including but not limited to the New Jersey Conscientious Employee Protection Act
•
all state and local laws, statutes, rules, regulations, and ordinances relating to family and/or medical leave, including but not limited to the New Jersey Family Leave Act, and the Family Temporary Disability Leave law

•	the federal and applicable state constitutions
•	any other federal, state, or local statute, law, rule, regulation, or ordinance relating to employment or the termination of employment
•
any claim under the common law of any state or locality, including but not limited to claims for wrongful or retaliatory discharge, breach of actual or implied contract, breach of employment policies or manuals, violation of public policy, defamation, slander, libel, invasion of privacy, prima facie tort, breach of the implied covenant of good faith and fair dealing, infliction of emotional distress, promissory estoppel, negligence, fraud and misrepresentation.

PROVIDED, HOWEVER, that this General Release and Waiver does not release the Company from its obligations to provide the compensation and/or benefits described in Section 3; nor does it release any rights or Claims that may arise after the effective date of this Agreement; nor does it release Claims which by law cannot be released.

6.           The Company hereby releases Executive from all Claims which may have existed or which may now exist from the beginning of time to the date of this Agreement arising out of or relating to Executive’s employment with the Company including the provision of services by Executive in his capacity as an officer or director of the Company.  This release does not extend to any Claims that could arise out of the Executive’s violation of any term of this Agreement in accordance with Paragraph 13, infra, or any action by the Company to enforce this Agreement in accordance with Paragraph 14, infra.

7.           The Executive understands that by signing the Agreement the Executive is prevented from filing, commencing or maintaining any action, complaint, or proceeding with regard to any of the Claims released hereby.  The Executive represents that Executive has not filed or permitted to be filed any lawsuit, charge or other legal proceeding in any court or administrative agency against the Company asserting any of the Claims that have been released in this Agreement (“Legal Action”).  If any such Legal Action has previously been filed, Executive agrees to take whatever action is necessary to withdraw or dismiss it.  Executive promises and agrees that Executive will not file any such Legal Action against the Company in the future.  If any such Legal Action is filed or continued by any other person or organization on Executive’s behalf, Executive agrees that Executive shall not be entitled to any compensation or remedy on account of that Legal Action even if the Legal Action is successful, and will repay to the Company any compensation or remedy obtained in that Legal Action.  Executive agrees to “opt out” of, or where appropriate not “opt in” to, any “class action” or similar suit in which the

Company is named as a defendant, which arises from anything that occurred prior to the effective date of this Agreement.

8.           For purposes of this Agreement, a “Group Company” is any company which is from time to time a Holding Company (as defined in Section 86 of the Companies Act of 1981 (the “Companies Act”), but irrespective of whether it is a Bermuda company or an overseas company) of the Company, a Subsidiary Company (as defined in Section 86 of the Companies Act) of the Company, a Subsidiary Company of a Holding Company of the Company or a company in which the Company owns at least 50% of the issued share capital.  For purposes of this agreement, an “Affiliate” of the Company includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, and such term shall specifically include, without limitation, the Company’s majority-owned subsidiaries.

9.           Executive will not encourage or voluntarily cooperate with any current or former employee, independent contractor, consultant or vendor of the Company, or with any potential party, agency or authority, in connection with any existing or proposed legal action or investigation involving the Company.  If Executive is served with a subpoena or other request for information relating to the Company, Executive will notify the Company in writing within 72 hours, or as soon as practicable.

10.           Except as may be required by law, authorized by statute, or with the Company’s prior written consent on a case by case basis, the Executive will not directly or indirectly disclose to anyone outside of the Company any Confidential Information concerning the Company.  Confidential Information includes, but is not limited to, non-public information, processes, trade secrets, attorney work product and attorney-client communications, documents and data containing and/or relating to all financial information regarding the Company, tax filings (including supporting materials submitted on behalf of the Company) and information, documents, analyses and thought processes relating to the Company’s closing adjustments and reserve adjustments (hereinafter, “Confidential Information”).  Executive shall not make use of any Confidential Information for Executive’s own purposes or for the benefit of anyone or any entity other than the Company.  Nothing contained in this Agreement shall preclude Executive from cooperating with any governmental regulatory or self-regulatory agency that requests Executive to provide testimony or information regarding the Company.  Except as prohibited by law, Executive agrees to disclose to the Company as soon as reasonably practical all such requests for information, and to discuss Executive’s response with the Company.

11.           Executive agrees that for twelve (12) months after the Resignation Date Executive will not directly or indirectly, individually or on behalf of any other person or entity:

(a)           Solicit, induce, request, influence, or attempt to solicit, induce, request or influence any current customer, client, broker, insured, reinsured or reinsurer of the Company to purchase services or products similar to the services or products provided by the Company; or

(b)           Solicit, induce, request, influence, or attempt to solicit, induce, request, or influence any current customer, client, broker, insured, reinsured or reinsurer to curtail, cancel, limit or reduce their business or patronage with the Company; or

(c)           Solicit, induce, request, influence, or attempt to solicit, induce, request or influence any prospective customer, client, broker, insured, reinsured or reinsurer to purchase services or products similar to or competitive with the services or products proposed by the Company to that prospective customer; or

(d)           Solicit, induce, request, influence, or attempt to solicit, induce, request, or influence, any employee of the Company (who is or was employed, worked for, or provided services to the Company at any time in the 6-month period immediately preceding the Resignation Date) to leave the employment or end the business relationship with the Company; nor shall Executive hire, cause to be hired, or enter into a business relationship with any of the foregoing persons or entities.

The Executive acknowledges that the covenants and agreements contained within Paragraphs 11(a)-(d) are reasonable and a breach or threatened breach by him of any of these covenants and agreements could cause irreparable harm to the Company for which it would have no adequate remedy at law.  Accordingly, and without prejudice to any other rights and remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of the foregoing covenants, the Company shall have the absolute right to apply for injunctive or other equitable relief without the need to post bond or other security in connection therewith.

12.           Executive agrees that neither this Agreement nor anything contained herein shall be construed as an admission by the Company that it has in any respect violated or abridged any federal, state or local law or any right or obligation arising by statute, common law or equity, that it may owe or have owed to Executive.

13.           Executive agrees that if Executive violates this Agreement by filing a Legal Action against the Company or those associated with the Company based upon any Claim released in Paragraph 5, Executive will pay all costs and expenses incurred by the Company or those associated with the Company, including reasonable attorneys’ fees, for defending against such Legal Action.  However, the provisions of this Paragraph 13 shall not apply if Executive files a Legal Action in which Executive makes a claim for age discrimination under the Age Discrimination in Employment Act (ADEA) or to enforce his rights under this Agreement.

14.           This Agreement is an integrated agreement containing the entire understanding between Executive and the Company regarding the matters addressed herein and, except as set forth in this Agreement, no representations, warranties or promises have been made or relied upon by the parties regarding this Agreement.  This Agreement supersedes any and all prior communications and understandings, oral or written, or discussions that the parties may have had regarding the matters contained herein prior to the effective date of this Agreement.

BY SIGNING THIS MUTUAL AGREEMENT AND GENERAL RELEASE AND WAIVER, EXECUTIVE STATES THAT:

A.	EXECUTIVE HAS READ THE AGREEMENT, AND AGREES TO ABIDE BY EVERYTHING IN IT.

B.
EXECUTIVE UNDERSTANDS IT AND KNOWS THAT EXECUTIVE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS TO SUE THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (ADEA), TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 (TITLE VII), THE FAMILY AND MEDICAL LEAVE ACT (FMLA), THE AMERICANS WITH DISABILITIES ACT, AND THE OTHER LAWS REFERENCED IN THIS GENERAL RELEASE AND WAIVER.

C.	EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT.

D.
EXECUTIVE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER THIS GENERAL RELEASE AND WAIVER BEFORE SIGNING IT.  EXECUTIVE UNDERSTANDS THAT IF EXECUTIVE SIGNS THIS GENERAL RELEASE AND WAIVER PRIOR TO THE END OF THE 21-DAY REVIEW PERIOD, EXECUTIVE IS DOING SO VOLUNTARILY AND WITHOUT COERCION

E.
EXECUTIVE UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING THIS GENERAL RELEASE AND WAIVER, EXECUTIVE MAY REVOKE EXECUTIVE’S ACCEPTANCE OF IT IN THE MANNER PROVIDED IN THIS GENERAL RELEASE AND WAIVER.

F.	EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITHOUT COERCION.

G.
EXECUTIVE AGREES THAT THE PROVISIONS OF THIS GENERAL RELEASE AND WAIVER MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EXECUTIVE AND AN AUTHORIZED REPRESENTATIVE OF THE COMPANY.

H.
EXECUTIVE AGREES THAT THE PROVISIONS OF THIS GENERAL RELEASE AND WAIVER MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EXECUTIVE AND AN AUTHORIZED REPRESENTATIVE OF THE COMPANY.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Executive	On behalf of the Company

By: /S/ RALPH E. JONES III	By: /S/ BARRY H. SMITH
Ralph E. Jones III	Barry H. Smith
Executive Vice President